Exhibit 99.1

             Revlon Announces Plans to Issue $100 Million of Equity

NEW YORK--(BUSINESS WIRE)--Nov. 29, 2006 - Revlon, Inc. (NYSE: REV) announced today that it intends to launch, in December 2006, a $100 million rights offering that would allow stockholders to purchase additional shares of Revlon Class A common stock. Revlon plans to use the proceeds of such equity issuance to reduce debt.

Pursuant to the rights offering, Revlon would distribute at no charge to each stockholder of record of its Class A and Class B common stock, as of the close of business on December 11, 2006, the record date set by Revlon's Board of Directors, transferable subscription rights that would enable such stockholders to purchase shares of Class A common stock at a subscription price to be determined by a committee of Revlon's Board of Directors composed solely of independent directors within the meaning of Section 303A.02 of the NYSE Listed Company Manual and the Board's Guidelines for Assessing Director Independence, and based on market conditions at the time of the rights offering.

Pursuant to an over-subscription privilege in the rights offering, each rights holder that exercises its basic subscription privilege in full may also subscribe for additional shares at the same subscription price per share, to the extent that other stockholders do not exercise their subscription rights in full. If an insufficient number of shares is available to fully satisfy the over-subscription privilege requests, the available shares will be sold pro-rata among subscription rights holders who exercised their over-subscription privilege, based on the number of shares each subscription rights holder subscribed for under the basic subscription privilege.

MacAndrews & Forbes, Revlon's parent company, which is wholly-owned by Ronald O. Perelman, has agreed to purchase its pro rata share of the $100 million of Class A common stock covered by the rights offering, which share M&F would otherwise have been entitled to subscribe for in the rights offering pursuant to its basic subscription right. Additionally, pursuant to its existing backstop obligation, if any shares remain following the exercise of the basic subscription privilege and the over-subscription privilege by other rights holders, MacAndrews & Forbes will backstop $75 million of the rights offering by purchasing such number of remaining shares of Class A common stock offered but not purchased by other stockholders as would be sufficient for the aggregate gross proceeds of the rights offering to total $75 million.

Although MacAndrews & Forbes would otherwise be entitled to an over-subscription right, it has agreed not to exercise its over-subscription right, which will maximize the shares available for purchase by other stockholders pursuant to their over-subscription rights.

The rights offering of approximately $100 million would be conducted via an existing effective shelf registration statement. Approximately $50 million of the proceeds from the rights offering are expected to be used to redeem approximately $50 million principal amount of the 8 5/8% Senior Subordinated Notes due 2008 of Revlon Consumer Products Corporation, Revlon's wholly-owned operating subsidiary ("RCPC"), with the remainder of such proceeds to be used to repay indebtedness outstanding under RCPC's $160 million multi-currency revolving credit facility, without any permanent reduction in that commitment, after paying fees and expenses incurred in connection with the proposed rights offering.

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This press release shall not constitute an offer to sell, nor the solicitation of an offer to buy, any securities, nor shall there be any sale of securities mentioned in this press release in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The rights offering will be made only by means of a prospectus and a related prospectus supplement. When available, copies of the prospectus and prospectus supplement may be obtained from Revlon, Inc., 237 Park Avenue, New York, N.Y. 10017, (212) 527-4000, Attention: Deputy General Counsel.

The shares to be sold to MacAndrews & Forbes will be sold in reliance on Rule 506 under the Securities Act of 1933, as amended. The proposed issuance of shares to MacAndrews & Forbes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The rights offering described in this press release is expected to be consummated in January 2007, subject to market and other customary conditions, at which time RCPC's existing $87.0 million line of credit from MacAndrews & Forbes will be amended to provide for the continuation of $50.0 million of the line of credit through January 31, 2008 on substantially the same terms. There can be no assurance that the transactions described in this press release will be consummated.

About Revlon

Revlon is a worldwide cosmetics, skin care, fragrance, and personal care products company. The Company's vision is to deliver the promise of beauty through creating and developing the most consumer preferred brands. Websites featuring current product and promotional information can be reached at www.revlon.com, www.almay.com and www.mitchumman.com. Corporate and investor relations information can be accessed at www.revloninc.com. The Company's brands, which are sold worldwide, include Revlon(R), Almay(R), Ultima(R), Charlie(R), Flex(R), and Mitchum(R).

Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about plans, strategies, beliefs and expectations of Revlon are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the Company's ongoing obligations under U.S. federal securities laws, the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic, industry or cosmetic category conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation, Revlon's expectations and estimates about future events, including Revlon's plans to conduct the proposed rights offering and to use the proceeds therefrom to redeem approximately $50 million of RCPC's outstanding 8 5/8% Senior Subordinated Notes, with the remainder of such proceeds to be used to repay indebtedness under RCPC's revolving credit facility, without any permanent reduction in that commitment, after paying fees and expenses incurred in connection with the proposed rights offering. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in Revlon's filings with the Securities and Exchange Commission, including Revlon's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2006 (which may be viewed on the SEC's website at http://www.sec.gov or on Revlon, Inc.'s website at http://www.revloninc.com), as well as difficulties, delays, unexpected costs associated with or Revlon's inability to consummate, in whole or in part, the proposed rights offering and/or to use the proceeds therefrom to redeem approximately $50 million of RCPC's outstanding 8 5/8% Senior Subordinated Notes or the remainder of such proceeds to repay indebtedness under RCPC's revolving credit facility, without any permanent reduction in that commitment, after paying fees and expenses incurred in connection with the proposed rights offering.

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The information available from time to time on any websites referred to in this press release shall not be deemed incorporated by reference into this press release.

SOURCE:  Revlon, Inc.

Contact: Calandra Matthews
         212-527-6463
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